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                                                                   EXHIBIT 10.20



Commercial Lease Agreement

(Table of Essential Points of Agreement)

Lessor           The Dai-Tokyo Fire & Marine Insurance Co., Ltd.

Lessee           Artisan Components, Inc.

Building         Description of property          Yoyogi 3-25-3, Shibuya-ku, Tokyo

                 Name                             Dai-Tokyo Fire Shinjuku Building

                 Construction                     Steel frame steel-reinforced concrete 4
                                                  stories below ground and 24 stories above
                                                  ground

                 Total area                       48510.0 m(2) (14,674,27 tsubo)

Leased area      No. of floors                    14

                 Area                             50.32 tsubo

Rent             Unit price per tsubo             18,000 yen

                 Monthly amount                   905,760 yen

                 Consumption tax                  45,288 yen

                 Total amount                     951,048 yen

Fee for common   Unit price per tsubo             5,000 yen
services

                 Monthly amount                   251,600 yen

                 Consumption tax                  12,580 yen

                 Total amount                     264,180 yen

Total            Monthly amount                   1,157,360 yen

                 Consumption tax                  57,868 yen

                 Sum total                        1,215,228 yen

Deposit          Unit price per tsubo             216,000 yen

                 Sum total                        10,869,120 yen

Purpose of use   Place of business to achieve Lessee's business purposes

Term of lease    Two years from December 1, 1999 through the end of November, 2001

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WHEREAS Lessor ("AA") and Lessee ("BB") have entered into an agreement
("Agreement") as set forth in the following provisions with respect to the building stated in the above Essential Points of Agreement, each party shall sign and place its seal on two copies of this agreement and each party shall retain one copy in witness of the execution of this Agreement.



December 1, 1999

AA:

BB:

Agent:

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                              AGREEMENT PROVISIONS


(Description of Leased Area)

1 AA shall lease to BB, and BB shall lease from AA the leased area (the shaded portion of the attached drawing) in the building stated under the above heading entitled "Table of Essential Points of Agreement" ("Table of Essential Points").



(Purpose of Use)

2 BB shall use the leased area only for the purposes stated in the Table of Essential Points and may not use it for any other purpose.


(Term of Lease)


3       The term of the lease shall be as set forth in the Table of Essential
        Points.

 .       If neither party expresses to the other, on or before the date six months prior to expiration of this Agreement, the intent to terminate this Agreement upon its expiration, this Agreement shall automatically be renewed for a period of two years, and this same renewal procedure shall also apply thereafter.

 .       In the case of renewal as provided for in the preceding paragraph, AA may revise the rent upon discussion with BB.


(Termination During the Lease Term)

4 If, during the lease term, a party seeks to terminate all or part of this Agreement due to a compelling reason, said party must give written notice to that effect to the other party on or before the date six months prior to the termination date; provided that BB may immediately terminate this Agreement by paying AA the amount equivalent to six months' rent and fees for common services instead of giving AA prior notice.


(Termination Before the Start of the Lease Term)

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5       If BB terminates this Agreement before the start of the lease term, BB must pay to AA the amount equivalent to six months' rent. However, such payment shall not preclude AA from maintaining a claim against BB for damages.


(Payment of Rent, Etc.)


6 The rent and the fee for common services shall be as set forth in the Table of Essential Points. On or before the 25th day of every month (when the 25th is a bank holiday, on or before the banking business day preceding the 25th), BB shall pay the following month's rent and fee for common services by bank transfer to the following account. The receipt for the bank transfer that is issued by the bank shall serve as BB's receipt from AA. Further, all bank transfer charges shall be borne by BB.


        Bank:            Tokai Bank             Branch Name:       Minami Shinjuku

        Account Name:    The Dai-Tokyo Fire & Marine Insurance Co., Ltd.


(Revision of Rent and Fee for Common Services)


7 If there is a compelling reason such as a fluctuation of taxes or public charges, a change in the value of the land or the building, reconstruction of facilities, fluctuation of building maintenance costs, fluctuation of building management costs, fluctuation of other expenses or a change in economic conditions; or if AA finds there to be an inappropriate disparity in comparison with neighboring buildings, AA may, upon discussion with BB, revise the rent and fee for common services even during the term of this agreement.


(Payment of Costs)


8 BB shall pay the following various costs in addition to rent and the fee for common services:

(1). lighting in the leased area and electrical costs for other equipment as well as costs necessary for the maintenance of the lighting;


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(2).    costs for heating and air conditioning;

(3). costs for steam, cold water, coolant water usage, gas, water, etc. used in facilities that BB installs with the consent of AA;

(4). the improvement and maintenance costs of facilities constructed upon the agreement of the parties;

(5).    other costs that should be paid by BB;

(6). costs for cleaning and repair of the leased area (including BB's various fixtures and equipment); and

(7).    rodent and pest control costs for the leased area.

 .       Section 6 above shall be applied mutatis mutandis with respect to the method of payment for the various costs provided for in items (1) through (5) above.


(Consumption Tax)

9 BB shall separately pay the amounts of consumption tax associated with the following numbered items in compliance with the proper methods and times of payment for each item:

(1).    rent and fee for common services provided for in Section 6;

(2).    miscellaneous expenses provided for in Section 8;

(3).    among the items of overstay compensation provided for in Item 4 of
        Section 22 below, the amount equivalent to rent and the fee for common services as well as the various costs for electricity, heating, water, etc. used within the leased area; and

(4).    other items that are subject to taxation under the Consumption Tax Law.


(Late Fee)

10 If BB is late in paying rent or any other charge that it owes to AA under this Agreement, BB shall, in addition to paying said charge, pay to AA an amount calculated at a rate of 15% per annum on the late amount. This calculation

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        shall start from the day after the payment becomes overdue and continue until the date on which payment is complete.


(Prohibited Acts)


11      BB shall not:

(1). assign or offer as security to any third party any right arising under this Agreement;

(2). sublease the whole or any part of the leased area (including entering into an arrangement for shared use or other arrangement corresponding to a sublease);

(3). cause, due to any fundamental change to BB's business, including a transfer of business or merger, any person other than BB to succeed to any right based on this Agreement;

(4). bring onto the premises any article constituting a nuisance (including any article that poses a risk of fire, explosion, vibration, offensive odor, or noise, hazardous materials and heavy loads); or

(5). engage in any conduct that constitutes a nuisance to another lessee or a third party or any conduct that would tend to harm the building, including the leased area.


(Matters Requiring Prior Consent)

12      Unless the prior written consent of AA is obtained, BB shall not:

(1). change its business offerings or business category, or use the leased area for a purpose other than that specified in Section 2;

(2). permit any third party to be domiciled in the leased area (however, BB shall be completely liable for the acts of any such third party);

(3). place any lettering on the inside or outside of the building or leased area, or place any similar advertisement or equipment therefor on the outside of the building;

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(4).    display any name other than BB's true name on the leased area or use any name other than BB's true name in obtaining telephone, etc. services or in any written, postal or advertising materials; or

(5). install any item that would have a substantial effect on the building's facilities such as electrical capacity.


(Notification of Changes)

13 BB shall immediately notify AA in writing of any change to BB's address, trade name, company name, seal or representative.


(Modification of Original Condition, Repairs, Etc.)

14 If BB seeks to modify the original condition of the leased area through the installation, removal, alteration, etc. of fixtures, equipment, etc., BB shall obtain the written consent of AA in advance and conduct such construction at BB's own responsibility and expense using the architect and construction company designated by AA. Further, if BB seeks to repair, etc. the leased area, BB shall obtain the written consent of AA in advance and conduct such construction at BB's own responsibility and expense in accordance with AA's instructions.

 .       All construction, maintenance and improvement costs, as well as taxes and public charges, etc. relating to the work described in the preceding paragraph shall be borne by BB. No nuisance shall be caused to another lessee or a third party by the work described in the preceding paragraph.

 .       If the need for repairs, etc. arises or becomes likely due to any damage to or malfunction of the leased area or any of its accompanying fixtures or equipment, BB shall immediately notify AA to that effect.

 .       BB shall cooperate with repair, etc. work that AA performs when such work affects BB.


(Liability for Repairs)

15 BB shall be liable for any replacement or repair of the leased area's fittings, blinds, window and door glass, lighting, switches, electrical outlets, etc. and any accessories thereto, regardless of the cause of the wear thereof.


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 .       BB shall be liable for all repairs (including painting and re-surfacing)
        of walls, ceilings, floors, etc. inside the leased area.

 .       Unless AA gives advance consent to the use of a construction company or materials that BB designates, BB shall use the construction company and materials that AA designates even where a repair provided for in the preceding two paragraphs is done at BB's expense.


(Compensation for Harm)

16 If AA, another lessee or a third party is harmed due to the intentional act or negligence of BB, its representative, employee or other related party, BB shall compensate for such harm.


(Release from Liability)


17 AA shall not be liable for any harm that BB suffers due to a ground for which AA is not responsible such as a natural disaster, storm and flood damage, fire or theft or due to the malfunction of any equipment.

 .       Regardless of the circumstances, AA shall not be liable for any harm that BB suffers in connection with another lessee.

 .       AA shall have no duty to indemnify BB for any loss BB sustains when, due to any repair, reconstruction, etc. to the building performed by AA, BB unavoidably suffers any suspension or restriction of the use of all or part of the leased area, common areas, etc. during the work.

 .       In case of work as provided for in the preceding paragraph, BB shall cooperate with the work, including vacating the leased area during said work.


(On-site Inspections)

18 When necessary for building maintenance, sanitation, crime prevention, fire prevention, relief or any other building management purpose, AA or its employee may, upon giving advance notice to BB, enter into and inspect the leased area and take appropriate measures. However, in case of an emergency such as a disaster, AA may enter into and take appropriate measures within the leased area without authorization and then report to BB immediately afterward.


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 .       In the cases set forth in the preceding paragraph, BB shall cooperate with the measures taken.


(Deposit)

19 In order to secure the performance of its obligations under this Agreement, BB shall, at the time this agreement is entered into, deliver to AA the sum of money specified in the Table of Essential Points as a deposit. No interest shall accrue to said deposit.

 .       If BB fails to perform its duty to pay timely rent, compensation for harm or any other obligation under this agreement , AA may, at its own option, appropriate the deposit to the payment of rent or any such obligation. In this case, BB shall supplement the deficiency in the deposit without delay. However, BB cannot claim that the deposit has been allotted to the payment of the rent or any other obligation.

 .       AA shall return the deposit to BB within one month of the time when this
        Agreement has ended, BB has completely vacated the leased area, and all of BB's obligations owing to AA are confirmed to be paid in full.

 .       BB may not assign or offer as security to any third party any credit with regard to the deposit.


(Destruction of Subject Matter of Agreement)

20 This agreement shall end if the building and its equipment are destroyed or damaged such that the use of the leased area becomes impossible due to force majeure such as a natural disaster or accident, or if it becomes necessary to construct a new building due to the superannuation of the building and its equipment with the passage of time.


(Cancellation of Agreement)

21 If any of the following numbered items applies to BB, AA may immediately cancel this Agreement without the need to give notice to BB:

(1). failure to pay rent, the fee for common services or any cost provided for in the numbered items of Section 8 for two months or more;


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(2).    breach of any provision of Section 11 or any numbered item of Section
        12;

(3). substantial damage to or the causing of fire in the leased area due to the intentional act or negligence of BB or BB's employee;

(4). AA finds that circumstances exist in which it is difficult for BB to continue to perform the agreement because of a critical change to BB's structure, capitalization or credit status;

(5).    the dishonor of any promissory note or draft issued by BB;

(6). BB becomes the subject of provisional disposition, provisional attachment, petition for forced sale, compulsory execution, etc., or BB files for bankruptcy, composition, company liquidation, company restructuring or special liquidation;

(7). failure to use the leased area for two months or more without good cause;

(8). the whereabouts of the person in charge of the use of the leased area become unknown for one month or more, and the leased area is not used under normal circumstances ; or

(9). any other breach of a provision of this Agreement or any agreement supplemental hereto.

 .       Even in the event that AA cancels this Agreement based on a ground provided for in the preceding paragraph, BB shall, upon AA's demand, nevertheless compensate AA for any harm suffered.


(Restoration to Original Condition, Vacating, Etc.)

22 If this Agreement ends due to expiration of the term, termination, cancellation, etc., BB shall, in compliance with the following numbered items, vacate the leased area to AA without delay by the date of expiration provided for in Section 3, the termination date provided for in Section 4 or after cancellation as provided for in the preceding section:

(1). In addition to removing any fixtures, equipment, etc. that BB added to the leased area, BB shall restore the leased area to its original condition. In such a case, BB shall conduct removal and restoration at BB's own expense using the construction company designated by AA. If BB fails to restore the leased area

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        to its original condition, BB waives ownership and all other rights with regard to any article left installed in the leased area or the building. AA may, at its own option, restore the leased area to its original condition. In such a case, AA may demand that BB pay all costs necessary to remove and dispose of any article left installed.

(2). BB may not demand any relocation fee, compensation for eviction or any similar fee under any pretext whatsoever.

(3). BB may not demand that AA reimburse BB for costs BB paid out in relation to the leased area, etc., or that AA purchase fixtures, equipment, etc. that BB installed in the leased area at BB's own expense.

(4). If BB fails to vacate the leased area, BB shall pay to AA as overstay compensation twice the amount equivalent to the rent in addition to the fee for common services and the various costs for electricity, heating, water, etc. used within the leased area for the period starting the day after the contract ends and finishing when BB has completely vacated the leased area. Further, if restoration to the original condition is not complete after BB vacates, BB shall pay overstay compensation to AA until restoration is complete. However, the foregoing payment shall not preclude BB's obligation to pay AA compensation for any other harm AA suffers due to BB's failure to vacate.


(Duty of Care)

23 BB shall treat the building and the leased area (including all fixtures and equipment) with the ordinary due care of a manager.


(Detailed Building Regulations)

24 BB shall comply with the various regulations concerning the management and use of the building, including building bylaws, that AA may prescribe.


(Notices)

25      All notices concerning this Agreement shall be in writing.

 .       As a general rule, notices from AA to BB shall be addressed to BB's registered address; however, AA may send notices addressed to the leased area instead of BB's registered address.


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 .       If the notice provided for in the preceding paragraph is returned because the recipient is not at the address, said notice shall be deemed to have arrived at the address of the recipient as of the date on which the delivery person first proceeded to the address to make delivery.

(Court of Competent Jurisdiction)

26 The Tokyo District Court or the Tokyo Summary Court shall be the court of competent jurisdiction with respect to any lawsuit concerning this Agreement.


(Matters Not Determined Herein)

27 The parties shall discuss and resolve in good faith any matters not provided for in this Agreement and any doubts concerning the interpretation of a provision hereof.

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Amendment

AA
BB

AA and BB has entered into the commercial lease agreement ("Agreement") as of December 1, 1999, but wish to modify a part of its provisions as set forth below.

1. Both parties agree that the following acts included in Section 11 (1), (2),
(3) shall be construed as matters requiring AA's prior written consent as set forth in Section 12.

     (1). assign to any third party any right arising under this Agreement;
     (2). sublease the whole or any part of the lease area (including entering into an arrangement for shared use or other arrangement corresponding to a sublease);
     (3). cause, due to any fundamental change to BB's business, including a transfer of business or merger, any person other than BB to succeed to any right based on this Agreement;

BB further acknowledges that BB may not offer as security to any third party any right arising under the Agreement.

2. The consent AA gives BB pursuant to Section 12 depends on Lessor's reasonable judgement whether BB proposal is arising out of its business necessity, and based on the possible cost and/or responsibility which AA may have to bear.

3. Both parties agree that except for the items in this separate agreement stated above, the provisions of the Agreement will remain in full force and effect.

Date: December 1, 1999
     -------------------

AA

BB